EXHIBIT 4.22

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                                                                  EXECUTION COPY

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                      SECOND SUPPLEMENTAL TRUST INDENTURE

                          Dated as of January 14, 1998

                                       to

                                TRUST INDENTURE

                         Dated as of November 15, 1994

                               as supplemented by

                       FIRST SUPPLEMENTAL TRUST INDENTURE

                         Dated as of November 15, 1994

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                                     among

                               IEC FUNDING CORP.,
              NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP,
             NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP,

                                      and

                     STATE STREET BANK AND TRUST COMPANY,
                                   AS TRUSTEE

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     SECOND SUPPLEMENTAL TRUST INDENTURE (this "Second Supplemental Indenture"), dated as of January 14, 1998, by and among IEC FUNDING CORP., a Delaware corporation (together with its successors and assigns, the "Company"), its executive office and mailing address being at 350 Lincoln Place, Hingham, Massachusetts 02043, NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, a Massachusetts limited partnership ("NEA"), its executive office and mailing address being at 350 Lincoln Place, Hingham, Massachusetts 02043, NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP ("NJEA," and together with NEA, the "Partnerships"), its executive office and mailing address being at 350 Lincoln Place, Hingham, Massachusetts 02043, and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee"), its corporate trust office and mailing address being at 2 International Place, Boston, Massachusetts 02110, Attention: Corporation Trust Department, to the Trust indenture (the "Original Indenture"), as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture"), each dated as of November 15, 1994, by and among the Company, the Partnerships and the Trustee relating to the Company's 8.43% Senior Secured Notes due 2000, 9.16% Senior Secured Notes due 2002, 9.32% Senior Secured Bonds due 2007 and 9.77% Senior Secured Bonds due 2010, in the aggregate principal amount of $560,000,000 (collectively, the "Bonds").

     Capitalized terms used herein without definition shall have the meanings assigned thereto in the Original Indenture.

                                  WITNESSETH:

     WHEREAS, Intercontinental Energy Corporation, a Delaware corporation and the sole general partner of each Partnership ("IEC"), and the limited partners of each Partnership, as sellers (collectively, the "Sellers"), and Northeast Energy, LP, a Delaware limited partnership ("NE LP"), Northeast Energy, LLC, a Delaware limited liability company ("NE LLC"), ESI Northeast Energy Funding, Inc., a Florida corporation ("ESI Funding") and Tractebel Power, Inc. ("Tractebel"), a Delaware corporation, as buyers (collectively, the "Buyers") have entered into the Purchase Agreement dated as of November 21, 1997 (the "Purchase Agreement"), pursuant to which NE LP and NE LLC agreed to purchase from the Sellers (upon the satisfaction of the conditions set forth in the Purchase Agreement) all of the general and limited partnership interests in the Partnerships and ESI Funding and Tractebel agreed to purchase (upon the satisfaction of the conditions set forth in the Purchase Agreement) 7,500 issued and outstanding shares of common stock of the Company (the "Acquisition").

     WHEREAS, in connection with the Acquisition and as a condition precedent to the consummation thereof, the Company, the Partnerships and the Trustee wish to enter into this Second Supplemental Indenture in order to implement certain amendments to the Original



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Indenture, which, among other things, (a) permit IEC and the persons who, prior to the consummation of the Acquisition, are the limited partners of NEA and NJEA (the "Original Limited Partners") to sell to one more of the Buyers all of their general and limited partnership interests in the Partnerships and all of their shares of common stock of the Company, (b) permit the substitution for the cash collateral that secures the Partnerships' obligations relating to the Letters of Credit of one or more guarantees (the "FPL Capital Guarantees") of FPL Group Capital Inc., an affiliate of ESI Energy, Inc. (instead of or together with one or more Back-up Letters of Credit currently permitted by the Original Indenture to be substituted for such cash collateral), (c) permit the immediate release to the General Partner or at the direction of the General Partner of such cash collateral upon the substitution for such cash collateral of one or more Back-up Letters of Credit and/or one or more FPL Capital Guarantees, (d) permit the immediate release to the General Partner or at the direction of the General Partner of any cash released from the Debt Service Reserve Fund upon a substitution therefor, in accordance with the Original Indenture, of one or more Substitute Letters of Credit, and (e) permit the payment as an Operating Expense of fuel management fees to be paid under a Fuel Management Agreement to ESI Northeast Fuel Management, Inc., an affiliate of ESI Energy, Inc.

     WHEREAS, the Consent Solicitation Statement dated as of December 4, 1997 (the "Consent Solicitation Statement") stated that the requisite Holders' consent to any of the proposed amendments described therein will be deemed to constitute (i) a waiver of any other provisions of the Original Indenture, as supplemented by the First Supplemental Indenture, and of any related financing documents that may be inadvertently breached as a result of the Acquisition and
(ii) an authorization and a direction to the Trustee to execute all of the related amendments to the Transaction Documents;

     WHEREAS, Section 13.2 of the Original Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding, considered as one class, by Act of said Holders delivered to the Company and the Partnerships and the Trustee, the Company and the Partnerships may, upon authorization evidenced by a resolution of the Company's Board of Directors or a resolution of the Management Committee of the General Partner, on behalf of the Partnerships, as the case may be, and the Trustee shall, subject to certain conditions set forth in Sections 13.3 and
13.4 of the Original Indenture, enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of the Original Indenture;

     WHEREAS, the written consents of the Holders (other than Affiliates of the Company) of 99.56% in aggregate principal amount outstanding of the Bonds, treated as one class, have been delivered to the Trustee in accordance with Sections 1.4 and 13.2 of the Original Indenture

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and the documents described in Section 1.2, 13.2 and 13.4 of the Original
Indenture have been provided to the Trustee;

     WHEREAS, the Company and the Partnerships desire to implement the proposed amendments in respect of which, pursuant to the Consent Solicitation Statement, the requisite Holders have given their consent, and have requested that the Trustee join them in the execution of this Second Supplemental Indenture;

     WHEREAS, the Board of Directors of the Company and the Management Committee of the General Partner of the Partnerships have authorized the execution of this Second Supplemental Indenture;

     WHEREAS, all action on the part of the Company and the Partnerships necessary to amend the Original Indenture and execute and deliver this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and as supplemented and amended by this Second Supplemental Indenture, being hereinafter referred to as the "Indenture") have been duly taken by each of the Company and the Partnerships, and each of the Company and the Partnerships, in the exercise of the legal right and power vested in it, is executing this Second Supplemental Indenture.

     NOW, THEREFORE, the Trustee hereby joins the Company and the Partnerships in the execution and delivery of this Second Supplemental Indenture in order to amend the Original Indenture as follows:


                                   ARTICLE I

                                   AMENDMENTS

     SECTION 1.1 Amendments to Provisions. The Original Indenture, as supplemented by the First Supplemental Indenture, is hereby amended as follows:

          (a) Definitions; Construction. Section 1.1(g) of the Original Indenture is hereby amended by inserting after the word "supplemented", which appears in the fifth line thereof, and before the word "or", which appears in the sixth line thereof, the word "assigned".

          (b) Debt Service Reserve Fund. Section 4.10(b) of the Original Indenture is hereby amended by inserting after the words "upon any Substitute Letter of Credit", which appear at the end thereof, the following language:



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         Notwithstanding any provision of the Indenture to the contrary, in the event that a Substitute Letter of Credit is issued to replace cash or Permitted Investments then on deposit in the Debt Service Reserve Fund (and if, upon the issuance of such Substitute Letter of Credit, the Debt Service Reserve Fund will be fully funded with cash, Permitted Investments and/or Substitute Letters of Credit in an aggregate amount equal to the then current Debt Service Reserve Requirement), the Trustee shall, promptly upon the receipt of such Substitute Letter of Credit accompanied by the written request of the Company, release and pay an amount of cash and/or Permitted Investments equal to the amount of such Substitute Letter of Credit directly to or as directed by the General Partner.

     (c) Restricted Payments. Section 7.18(a) of the Original Indenture is hereby amended by replacing the words "Sponsor Family Member, IEC or any Affiliate of IEC", which appear in the seventh and the eighth lines thereof, by the words "Affiliate of the Sponsors".

     (d) Letter of Credit Obligations. Section 7.23 of the Original Indenture is hereby amended as follows:

         (i) by replacing the words "the Back-up Letter of Credit", which appear in clause (y) thereof in the tenth and eleventh lines from the end of that Section, by the words "one or more Back-up Letters of Credit and/or FPL Capital Guarantees";

         (ii) by replacing the words "the Back-up Letter of Credit", which appear in clause (y) thereof in the ninth and tenth lines from the end of that Section, with the words "any such Back-up Letters of Credit or FPL Capital Guarantees";

         (iii) by inserting after the words "Cash Collateral Proceeds; provided that", and before the words "the Letters of Credit", which appear in the seventh and eighth lines from the end of that Section, the following language:

             , notwithstanding any provision of this Indenture to the contrary, if one or more Back-up Letters of Credit or FPL Capital Guarantees are provided to replace all or portion of the cash or Permitted Investments referred to in clause (x) (and if, upon the issuance of such Back-up Letters of Credit and/or FPL Capital Guarantees, the Letters of Credit shall be fully collateralized with any combination

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             of cash, Permitted Investments, Back-up Letters of Credit or FPL
             Capital Guarantees in an amount equal to the Letter of Credit Maximum Amount), the Letter of Credit Banks or an agent or a trustee thereof shall promptly, upon its receipt of such Back-up Letters of Credit or FPL Capital Guarantees and the written request of the Company, release and pay an amount of cash and/or Permitted Investments equal to the amount of such Back-up Letters of Credit and/or the amount of the guaranteed obligations under such FLP Capital Guarantees directly to or as directed by the General Partner; and provided, further, that

         (e) Certain Required Contributions to Revenue Fund. Section 7.26 of the Original Indenture is hereby amended as follows:

             (i) by inserting after the words "pursuant to Section 7.23" and before the words "(whether as a result of)", which appear in the fourth and fifth lines thereof, the following language:

             , such Released Letter of Credit Collateral (other than any Released Letter of Credit Collateral included in clause (ii) of the definition thereof) shall be deposited into the Revenue Fund. "Released Letter of Credit Collateral" shall mean any cash or Permitted Investments which collateralize the Letters of Credit or constitute Substitute LOC Collateral and which are released from the collateral required pursuant to Section 7.23.

             (ii) by replacing the words "a Back-up Letter of Credit", which appear in the seventh and eighth lines thereof, with the words "one or more Back-up Letters of Credit and/or FLP Capital Guarantees as contemplated by the first proviso of the last sentence of Section 7.23,";

             (iii) by inserting after the words "in accordance with the", which appear in the tenth line thereof, the word "second";

             (iv) by deleting the following language, which appears in the last three lines of that Section:

             (such cash or Permitted Investments being referred to as "Released Letter of Credit Collateral") such released cash or Permitted Investments shall be deposited into the Revenue Fund.

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         (f) Events of Default. Section 10.1 of the Original Indenture is hereby amended as follows:

             (i) by replacing the word "IEC", which appears in the second, twentieth and twenty-six lines of Section 10.1(b), with the word "NE LP";

             (ii) by replacing the word "IEC", which appears in the first and the fourteenth lines of Section 10.1(d), with the word "NE LP";

             (iii) by (i) replacing the words "the Sponsor Control Group shall cease to own and", which appear in the first and second lines of
         Section 10.1(n), with the words "neither Sponsor, alone or together with the other Sponsor, shall own or"; (ii) by inserting after the words "each Project," and before the words "(ii) 51% of the Voting", which appear in the third line of Section 10(b), the word "or"; and
         (iii) by replacing the word "IEC", which appears in the fourth line of
         Section 10.1(n), with the words "the general partner of each Partnership";

             (iv) by deleting Section 10.1(o) in its entirety and replacing it with the following language:

             any Person other than a Sponsor or an Affiliate of a Sponsor shall hold any general partnership interest in either Partnership.

         SECTION 1.2 Amendments to Definitions. Appendix A to the Original Indenture is hereby amended as follows:

         (a) The following definitions are hereby inserted in Appendix A of the Original Indenture, in alphabetical order:

         "FPL Capital Guarantee" shall mean one or more corporate guarantees in form and substance satisfactory to the Letter of Credit Banks issued by FPL Group Capital Inc in favor of the Letter of Credit Banks in accordance with Section 7.23.

         "FPL Group Capital Inc" shall mean FPL Group Capital Inc, a subsidiary of FPL Group, Inc.

         "NE LP" shall mean Northeast Energy, LP, a Delaware limited partnership.

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         "Second Supplemental Indenture" shall mean the Supplemental Indenture dated as of January 14, 1998 among the IEC Funding, the Partnerships and the Trustee.

         (b) The definitions of "Sponsor Control Group" and "Sponsor Family Members" are hereby deleted in their entirety from Appendix A of the Original Indenture.

         (c) Each reference to "IEC", wherever it appears, in the definitions of "Authorized Representative", "Collateral", "Outstanding", "Partners" and "Prestwich Letter of Credit", is hereby deleted and replaced with the words "NE LP":

         (d) The following definitions set forth in Appendix A to the Original Indenture are hereby amended as follows:

         (i) The definition of "General Partner" is hereby amended by replacing the word "IEC", which appears in the first line thereof, with the words "each of NE LP";

         (ii) The definition of "Management Costs" is hereby amended by: (1) replacing the word "IEC", which appears in the second and tenth lines thereof, with the words "NE LP"; (ii) replacing the word "IEC", which appears in the fourth and fifteenth lines thereof after the words "or a vice president of" and before the words "and in an Officers' Certificate", with the words "a general partner of NE LP"; and (iii) deleting the words "that are not related by blood or marriage to the Sponsors", which appear in clause (iii) in the thirteenth and fourteenth lines thereof.

         (iii) The definition of "Operating Expenses" is hereby amended by: (i) inserting after the words "storage, transportation" and before the words "and associated costs", which appear in the ninth line thereof, the word "management"; and (ii) replacing the word "IEC", which appears in clause (e) in the seventh line from the end of the definition of "Operating Expenses", with the words "NE LP";

         (iv) the definition of "Related Party" is hereby amended by deleting the words "Family Member", which appear in the second line thereof; and


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         (v)   the definition of "Sponsors" is hereby amended by replacing the words "the Sponsor Family Members (other than executors, legal representatives and administrators);" which appear in the first and second lines thereof, with the words "ESI Energy, Inc. and Tractebel Power, Inc."

                                   ARTICLE II

                          CONDITIONS TO EFFECTIVENESS

     This Second Supplemental Indenture shall become effective on the date (the "Closing Date") on which each of the following conditions shall have been satisfied (which date shall have occurred on or prior to March 31, 1998):

     (a) Each of the conditions set forth in the Purchase Agreement shall have been satisfied or waived by the parties thereto and the Acquisition shall have been consummated;

     (b) The Trustee shall have received certificates, each dated as of the Closing Date, of the Secretary or Assistant Secretary of the Company and of the General Partner of each Partnership (a) attaching a true and complete copy of the resolutions of the Board of Directors of the Company and the resolutions of the Management Committee of the General Partner of each Partnership, respectively, and of all documents evidencing other necessary corporate or partnership action taken by the Company and each Partnership to authorize this Second Supplemental Indenture and all of the Related Amendments to the other Transaction Documents being amended in connection herewith and the transactions contemplated herein and therein, and (b) setting forth the incumbency and authority of its officer or officers or, in the case of each Partnership, of the officer or officers of the General Partner, who may sign this Second Supplemental Indenture and all of the related amendments to the other Transaction Documents being amended in connection herewith, including therein a signature specimen of such officer or officers;

     (c) All conditions precedent to the effectiveness of the related amendments to the other Transaction Documents being amended in connection herewith shall have been satisfied or waived by the parties thereto;

     (d) The Trustee shall have received counterparts of this Second Supplemental Indenture signed by each of the parties hereto (or the Trustee shall have received from a party hereto a facsimile signature page signed by such party, which party shall have agreed to promptly provide the Trustee with originally executed counterparts hereof); and



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     (e) The Trustee shall have received a favorable opinion of Orrick,
Herrington & Sutcliffe LLP a form and substance reasonably satisfactory to the Trustee, stating, among other things, that the execution of this Second Supplemental Indenture is authorized or permitted by the Original Indenture, as amended by the First Supplemental Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.1 Execution of Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, as supplemented by the First Supplemental Indenture, and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

     SECTION 3.2 Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, NEA and NJEA, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 3.3 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.4 Severability. Any provision of the Second Supplemental Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 3.5 Section Headings. Section headings have been inserted in this Second Supplemental Indenture as a matter of convenience for reference only and it is agreed that such section headings are not a part of this Second Supplemental Indenture and shall not be used in the interpretation of any provision of this Second Supplemental Indenture.

     SECTION 3.6 Reference to and Effect on the Transaction Documents. (a) Upon the effectiveness of this Second Supplemental Indenture, on and after the date hereof, each reference in the Original Indenture to "this Indenture", "hereunder", "hereof", "herein", or words of like import, and each reference in the other Transaction Documents to the Indenture, shall mean and be a reference to the Original Indenture as amended by the First Supplemental Indenture and hereby.


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          (b) Exception as specifically amended or waived above, the Original
     Indenture, as supplemented by the First Supplemental Indenture, shall remain in full force and effect and is hereby ratified and confirmed.

     SECTION 3.7 Waivers. The execution, delivery and effectiveness of this Second Supplemental Indenture shall operate as a consent and a waiver by the Holders of any other provision of the Original Indenture which might have been inadvertently breached as a result of the Acquisition and the execution of the related amendments to the other Transaction Documents being amended in connection herewith had therewith. Except as set forth in the preceding sentence, the execution, delivery and effectiveness of this Second Supplemental Indenture shall not operate as a waiver of any right, power or remedy of any of the Holders or the Trustee under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

     SECTION 3.8 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                            [Signature page follows]






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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the date and year first written above.

                                        COMPANY

                                        IEC FUNDING CORP.

                                        By: /s/ Glenn E. Smith
                                            ----------------------------
                                        Name:  Glenn E. Smith
                                        Title: Vice President

                                        PARTNERSHIPS

                                        NORTHEAST ENERGY ASSOCIATES, A
                                        LIMITED PARTNERSHIP

                                        By: NORTHEAST ENERGY, LP.
                                            its sole general partner

                                            By: ESI NORTHEAST ENERGY GP.
                                                INC.,
                                                as a general partner

                                                By: /s/ Glenn E. Smith
                                                    ----------------------------
                                                Name:  Glenn E. Smith
                                                Title: Vice President

                                            By: TRACTEBEL NORTHEAST
                                                GENERAL GP. INC.,
                                                as general partner

                                                By: /s/ Timothy R. Dunne
                                                    ----------------------------
                                                Name:  Timothy R. Dunne
                                                Title: Vice President

                                        Address for Notices:
                                        c/o ESI Energy, Inc.
                                        11760 U.S. Highway 1, Suite 600
                                        North Palm Beach, FL 33408




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